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EXHIBIT 11--STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
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     COMPUTATION OF EARNINGS PER SHARE ON PRIMARY AND FULLY DILUTED BASIS

                                                       YEAR ENDED DECEMBER 31,
                                               ----------------------------------------
                                                  1996           1995          1994
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
AVERAGE SHARES OUTSTANDING
    Net income                                 $6,005,912     $5,285,011     $4,770,190
    Average number of common shares
      outstanding                               4,501,155      4,551,822      4,549,010
    Earnings per average shares
      outstanding(1)                           $     1.33     $     1.16     $     1.05

PRIMARY
    Net income                                 $6,005,912     $5,285,011     $4,770,190
    Average number of common shares
      outstanding                               4,501,155      4,551,822      4,549,010
    Add incremental shares for stock options       79,004         73,364        109,934
                                               ----------------------------------------
    Adjusted average shares                     4,580,159      4,625,186      4,658,944

    Primary earnings per share(1)              $     1.31     $     1.14     $     1.02

FULLY DILUTED
    Net income                                 $6,005,912     $5,285,011     $4,770,190
    Average number of common shares
      outstanding                               4,501,155      4,551,822      4,549,010
    Add incremental shares for stock options       94,789         91,287        101,812
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    Adjusted average shares                     4,595,944      4,643,109      4,650,822

    Fully diluted earnings per share(1)        $     1.31     $     1.14     $     1.03

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(1) Due to the immaterial differences computed before rounding between primary and fully diluted earnings per share and earnings per average shares outstanding, earnings per average shares outstanding only is reported.

The above per share calculations reflect the 2 for 1 stock split declared in November, 1995.